                                                                  EXHIBIT 99.1

                                  $400,000,000

                             BRIDGE CREDIT AGREEMENT

                            dated as of July 5, 2005,

                                  by and among

                                   BELK, INC.,
                and the Subsidiaries of Belk, Inc. party hereto,
                                  as Borrowers

                             BANK OF AMERICA, N.A.,
                      WACHOVIA BANK, NATIONAL ASSOCIATION
                    and the other Lenders referred to herein,

                                       and

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                         BANC OF AMERICA SECURITIES LLC
                                       and
                          WACHOVIA CAPITAL MARKETS, LLC
                             as Joint Lead Arrangers

                         BANC OF AMERICA SECURITIES LLC
                              as Sole Book Manager

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS .........................................................................        1
        Section 1.1        Definitions .........................................................        1
        Section 1.2        General .............................................................       15
        Section 1.3        Other Definitions and Provisions ....................................       15

ARTICLE II TERM LOAN ...........................................................................       15
        Section 2.1        Term Loan ...........................................................       15
        Section 2.2        Intentionally Omitted ...............................................       16
        Section 2.3        Procedure for Making of Term Loan ...................................       16
        Section 2.4        Repayment of Loans ..................................................       16
        Section 2.5        Notes ...............................................................       18
        Section 2.6        Mandatory Permanent Reduction of the Term Loan Commitments ..........       18
        Section 2.7        Termination of Credit Facility ......................................       18

ARTICLE III INTENTIONALLY OMITTED ..............................................................       20

ARTICLE IV GENERAL LOAN PROVISIONS .............................................................       20
         Section 4.1       Interest ............................................................       20
         Section 4.2       Notice and Manner of Conversion or Continuation of Loans ............       23
         Section 4.3       Continuation Fee ....................................................       23
         Section 4.4       Manner of Payment ...................................................       23
         Section 4.5       Crediting of Payments and Proceeds ..................................       24
         Section 4.6       Adjustments .........................................................       24
         Section 4.7       Nature of Obligations of Lenders Regarding Extensions of Credit;
                           Assumption by the Administrative Agent ..............................       25
         Section 4.8       Changed Circumstances ...............................................       25
         Section 4.9       Indemnity ...........................................................       27
         Section 4.10      Capital Requirements ................................................       28
         Section 4.11      Taxes ...............................................................       28

ARTICLE V CLOSING; CONDITIONS OF CLOSING AND BORROWING .........................................       30
         Section 5.1       Closing .............................................................       30
         Section 5.2       Conditions to Closing ...............................................       30
         Section 5.3.      Conditions to All Extensions of Credit ..............................       31

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BORROWERS .....................................       31
         Section 6.1       Representations and Warranties ......................................       31
         Section 6.2       Survival of Representations and Warranties, Etc......................       40

ARTICLE VII FINANCIAL INFORMATION AND NOTICES ..................................................       40
         Section 7.1       Financial Statements and Projections ................................       40
         Section 7.2       Officer's Compliance Certificate ....................................       41
         Section 7.3       Accountants' Certificate ............................................       41

        Section 7.4       Other Reports ........................................................       41
        Section 7.5       Notice of Litigation and Other Matters ...............................       42
        Section 7.6       Accuracy of Information ..............................................       43

ARTICLE VIII AFFIRMATIVE COVENANTS .............................................................       43
        Section 8.1       Preservation of Corporate Existence and Related Matters ..............       43
        Section 8.2       Maintenance of Property ..............................................       43
        Section 8.3       Insurance ............................................................       43
        Section 8 4       Accounting Methods and Financial Records .............................       44
        Section 8.5       Payment and Performance of Obligations ...............................       44
        Section 8.6       Compliance With Laws and Approvals ...................................       44
        Section 8.7       Environmental Laws ...................................................       44
        Section 8.8       Compliance with ERISA ................................................       45
        Section 8.9       Compliance With Agreements ...........................................       45
        Section 8.10      Visits and Inspections ...............................................       45
        Section 8.11      Additional Subsidiaries ..............................................       45
        Section 8.12      Use of Proceeds ......................................................       45

ARTICLE IX FINANCIAL COVENANTS .................................................................       46
        Section 9.1       Leverage Ratio .......................................................       46
        Section 9.2       Fixed Charge Coverage Ratio ..........................................       46
        Section 9.3       Modifications to Financial Covenants Following an Amendment of
                          the Existing Credit Agreement ........................................       46

ARTICLE X NEGATIVE COVENANTS ...................................................................       47
         Section 10.1     Limitations on Debt ..................................................       47
         Section 10.2     Limitations on Liens .................................................       48
         Section 10.3     Limitations on Loans, Advances, Investments and Acquisitions .........       49
         Section 10.4     Limitations on Mergers and Liquidation ...............................       51
         Section 10.5     Limitations on Sale of Assets ........................................       52
         Section 10.6     Limitations on Dividends and Distributions ...........................       52
         Section 10.7     Limitations on Exchange and Issuance of Capital Stock ................       53
         Section 10.8     Transactions with Affiliates .........................................       53
         Section 10.9     Certain Accounting Changes; Organizational Documents .................       53
         Section 10.10    Amendments; Payments and Prepayments of Subordinated Debt ............       53
         Section 10.11    Restrictive Agreements ...............................................       54
         Section 10.12    Nature of Business ...................................................       54
         Section 10.13    Prepayment of Other Indebtedness, Etc.................................       54

ARTICLE XI DEFAULT AND REMEDIES ................................................................       55
         Section 11.1     Events of Default ....................................................       55
         Section 11.2     Remedies .............................................................       57
         Section 11.3     Rights and Remedies Cumulative; Non-Waiver; etc.......................       58

ARTICLE XII THE ADMINISTRATIVE AGENT ...........................................................       58
         Section 12.1     Appointment ..........................................................       58
         Section 12.2     Delegation of Duties .................................................       59

        Section 12.3       Exculpatory Provisions ..............................................       59
        Section 12.4       Reliance by the Administrative Agent ................................       59
        Section 12.5       Notice of Default ...................................................       60
        Section 12.6       Non-Reliance on the Administrative Agent and Other Lenders ..........       60
        Section 12.7       Indemnification .....................................................       61
        Section 12.8       The Administrative Agent in Its Individual Capacity .................       61
        Section 12.9       Resignation of the Administrative Agent; Successor
                           Administrative Agent ................................................       61
        Section 12.10      Other Agents ........................................................       62

ARTICLE XIIII MISCELLANEOUS ....................................................................       62
        Section 13.1       Notices .............................................................       62
        Section 13.2       Expenses; Indemnity .................................................       63
        Section 13.3       Set-off .............................................................       64
        Section 13.4       Governing Law .......................................................       65
        Section 13.5       Jurisdiction and Venue ..............................................       65
        Section 13.6       Reversal of Payments ................................................       65
        Section 13.7       Injunctive Relief; Punitive Damages .................................       66
        Section 13.8       Accounting Matters ..................................................       66
        Section 13.9       Successors and Assigns; Participations ..............................       66
        Section 13.10      Amendments, Waivers and Consents ....................................       70
        Section 13.11      Performance of Duties ...............................................       71
        Section 13.12      All Powers Coupled with Interest ....................................       71
        Section 13.13      Survival of Indemnities .............................................       71
        Section 13.14      Titles and Captions .................................................       71
        Section 13.15      Severability of Provisions ..........................................       71
        Section 13.16      Counterparts ........................................................       71
        Section 13.17      Term of Agreement ...................................................       72
        Section 13.18      Advice of Counsel ...................................................       72
        Section 13.19      No Strict Construction ..............................................       72
        Section 13.20      Inconsistencies with Other Documents; Independent Effect of
                           Covenants ...........................................................       72

EXHIBITS

Exhibit A         -        Form of Note
Exhibit B         -        Form of Notice of Borrowing
Exhibit C         -        Form of Notice of Account Designation
Exhibit D         -        Form of Notice of Repayment
Exhibit E         -        Form of Notice of Conversion/Continuation
Exhibit F         -        Form of Officer's Compliance Certificate
Exhibit G         -        Form of Assignment and Acceptance

SCHEDULES

Schedule 2.1               Commitments and Applicable Percentages
Schedule 6.1(a)   -        Jurisdictions of Organization and Qualification
Schedule 6.l(b)   -        Subsidiaries and Capitalization
Schedule 6.l(f)   -        Ongoing Tax Audits
Schedule 6.l(i)   -        ERISA Plans
Schedule 6.1(l)   -        Material Contracts
Schedule 6.1(m)   -        Labor and Collective Bargaining Agreements
Schedule 6.l(t)   -        Debt and Guaranty Obligations
Schedule 6.l(u)   -        Litigation
Schedule 8.3      -        Insurance
Schedule 10.2     -        Existing Liens
Schedule 10.3     -        Existing Investments
Schedule 10.8     -        Transactions with Affiliates
Schedule 13.9     -        Assignment Fee

                                                                  EXECUTION COPY

      BRIDGE CREDIT AGREEMENT, dated as of the 5th day of July, 2005, by and among BELK, INC., a Delaware corporation (the "Company"), the Subsidiaries of the Company listed on the signature pages hereto and each additional Subsidiary of the Company which hereafter becomes a Borrower pursuant to Section 8.11 (collectively, the "Subsidiary Borrowers" and together with the Company, the "Borrowers"), BANK OF AMERICA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION, and such other lenders who are or may become a party to this Agreement, as Lenders, and BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (the "Administrative Agent").

                              STATEMENT OF PURPOSE

      The Borrowers have requested, and, subject to the terms and conditions hereof, the Lenders have agreed, to extend certain credit facilities to the Borrowers.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 Definitions.

      The following terms when used in this Agreement shall have the meanings assigned to them below:

      "Acquired Assets" means, the assets used in the operation of the retail department stores operating under the nameplates McRae's and Proffitt's, as more fully described by the defined term "Assets" in the Purchase Agreement.

      "Add-On Term Loan" means that certain term loan facility to be documented under the Existing Credit Agreement pursuant to an amendment thereto or restatement thereof, the Net Cash Proceeds of which, together with the Net Cash Proceeds of the Senior Notes and/or other similar financings or capital raising, are expected to be sufficient to repay the Term Loan and all other Obligations hereunder in full.

      "Additional Debt" means, with respect to any Borrower or any Subsidiary and to the extent not included as a liability on the consolidated balance sheet of such Borrower or Subsidiary, in accordance with GAAP, any monetary obligation (including, without limitation, all outstanding payment, recourse, repurchase, hold harmless, indemnity or similar obligations) with respect to any Synthetic Lease transaction, tax retention or off-balance sheet lease transaction, asset securitization transaction (including any accounts receivable purchase facility) or any other monetary obligation arising with respect to any other transaction which does not appear on the balance sheet of such Borrower or Subsidiary, but which (i) upon the insolvency or bankruptcy of such Borrower or Subsidiary would be characterized as debt of such Borrower or Subsidiary or (ii) is the functional equivalent of or takes the place of borrowing.

      "Adjusted Debt" means the sum of (i) Funded Debt and (ii) the product of
(x) Rental Expense and (y) eight (8).

      "Administrative Agent" means Bank of America, N.A., in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

      "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

      "Affiliate" means, with respect to any Person, any other Person (other than a Borrower or a Subsidiary of a Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Agreement" means this Bridge Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

      "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

      "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.9.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

      "Benefited Lender" shall have the meaning assigned thereto in Section 4.6.

      "Borrowers" shall have the meaning assigned thereto in the preamble hereof.

      "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

      "Calculation Date" shall have the meaning assigned thereto in Section 4.1(c).

      "Capital Asset" means, with respect to the Borrowers and their Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

      "Capital Lease" means any lease of any property by any of the Borrowers or any of their Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

      "Cash Equivalents" shall have the meaning assigned thereto in Section 10.3(b).

      "Change in Control" shall have the meaning assigned thereto in Section 11.1(h).

      "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 5.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

      "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

      "Company" shall have the meaning assigned thereto in the preamble hereof.

      "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrowers and their Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

      "Credit Facility" means the credit facility established hereunder.

      "Debt" means, with respect to the Borrowers and their Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all Funded Debt, (b) all Additional Debt, (c) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or partnership interests of such Person and (h) all net payment obligations incurred by any such Person pursuant to Hedging Agreements.

      "Debt Issuance" means the issuance by the Company or any Subsidiary of any Debt or Additional Debt other than Debt and Additional Debt permitted under
Section 10.1(a)-(m).

      "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by the Borrowers or any of their Subsidiaries (including the capital stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of property in the ordinary course of business of the Borrowers and their Subsidiaries (other than sales of government contracts that are required by law or by any government agency to be sold as a result of an organizational conflict of interest), (b) the sale, lease, license, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of business of the Borrowers and their Subsidiaries, (c) any sale, lease, license, transfer or other disposition of property by any Borrower or any Subsidiary of any Borrower, and (d) any sale, transfer or other disposition of Cash Equivalents.

      "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

      "EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense, and (iii) amortization, depreciation, and other non-cash charges, including those related to the closing of store locations less (c) interest income and any extraordinary gains.

      "EBITDAR" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP: (a) EBITDA for such period plus (b) Rental Expense.

      "Eligible Assignee" means, (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include a Borrower or any of such Borrower's Affiliates or Subsidiaries.

      "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Borrower or any current or former ERISA Affiliate.

      "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

      "Environmental Laws" means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

      "Equity Issuance" means any issuance by the Borrowers or any Subsidiary to any Person of shares of its capital stock, other than (a) any issuance of shares of its capital stock pursuant to the exercise of options, warrants or other purchase rights under any stock incentive plan, stock option plan, stock purchase plan, stock grant plan or other equity-based compensation plan or arrangement, (b) any issuance of shares of its capital stock pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its capital stock, (d) any issuance by the Borrowers of shares of their capital stock as consideration for an acquisition permitted under Section 10.3 and (e) any issuance by a Subsidiary of shares of its capital stock to the Borrowers or any Subsidiary. The term "Equity Issuance" shall not be deemed to include any Disposition and vice versa.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, or modified from time to time.

      "ERISA Affiliate" means any Person who together with any Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

      "Escrow Letter" means that certain Escrow Letter, dated as of April 27, 2005, addressed to Moore & Van Allen, PLLC from the Borrowers and the Lenders.

      "Eurodollar Base Rate" has the meaning specified in the definition of LIBOR Rate.

      "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

      "Existing Credit Agreement" means the Credit Agreement, dated as of October 28, 2004 (as amended, restated or otherwise modified from time to time prior to the date hereof), among the Borrowers and the lenders party thereto.

      "Extension of Credit" means, as to any Lender at any time, the making of its portion of the Term Loan.

      "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fiscal Year" means the fiscal year of the Borrowers and their Subsidiaries ending on the Saturday closest to January 31 (whether such Saturday occurs in January or February).

      "Fixed Charges" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP: (a) Interest Expense, (b) Rental Expense and (c) cash dividends and distributions (excluding repurchases of the Company's stock permitted pursuant to Section 10.6(d)).

      "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter of the Borrowers, the ratio of (a) EBITDAR for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Fixed Charges for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Funded Debt" means all liabilities, obligations and indebtedness of the Borrowers for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations under Capital Leases.

      "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrowers and their Subsidiaries throughout the period indicated and (subject to Section 13.8) consistent with the prior financial practice of the Borrowers and their Subsidiaries.

      "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

      "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Guaranty Obligation" means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

      "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law,
(d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

      "Hedging Agreement" means any agreement with respect to any Interest Rate Contract, agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

      "Interest Expense" means, with respect to the Borrowers and their Subsidiaries for any period, the gross interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedging Agreements) of the Borrowers and their Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

      "Interest Period" shall have the meaning assigned thereto in Section
4.1(b).

      "Interest Rate Contract" means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

      "Joinder Agreement" means, collectively, each joinder agreement in form and substance acceptable to the Administrative Agent executed in favor of the Administrative Agent for the ratable benefit of itself and the Lenders.

      "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto, each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.9.

      "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Extensions of Credit.

      "Leverage Ratio" shall have the meaning assigned thereto in Section 9.1.

      "LIBOR Rate" means for any Interest Period with respect to any LIBOR Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

     LIBOR Rate = Eurodollar Base Rate / 1.00 - Eurodollar Reserve Percentage

      Where,

            "Eurodollar Base Rate" means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

      "Lien" means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

      "Loan Documents" means, collectively, this Agreement, the Notes, each Joinder Agreement and each other document, instrument, certificate and agreement executed and delivered by the Borrowers or any of their Subsidiaries in connection with any of the foregoing or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

      "Loans" and "Loan" means the Term Loan or any component thereof.

      "Material Adverse Effect" means a material adverse effect on (a) the properties, business, prospects, operations or condition (financial or otherwise) of (i) a Borrower or any of its Subsidiaries or (ii) the Acquired Assets, or (b) the ability of a Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents or Material Contracts, in each case to which it is a party.

      "Material Contract" means (a) any contract or other agreement, written or oral, of any Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $10,000,000 per annum, or (b) any other contract or agreement, written or oral, of any Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

      "Net Cash Proceeds" means the aggregate cash or Cash Equivalents proceeds received by the Company or any Subsidiary in respect of any Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs, fees and expenses incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition, the amount necessary to retire any Debt secured by a Lien permitted by Section 10.2 on the related property; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any consideration that is not cash or Cash Equivalents received by the Company or any Subsidiary in any Disposition, Equity Issuance or Debt Issuance.

      "Net Income" means, with respect to the Borrowers and their Subsidiaries, for any period of determination, the net income (or loss) of the Borrowers and their Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which any Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid to such Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to any Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.

      "Net Worth" means the amount of assets shown on the Consolidated balance sheet of the Borrowers and their Subsidiaries (including any items which would be treated as intangibles under GAAP, including, but not limited to capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, licenses and franchises), less all liabilities of the Borrowers and their Subsidiaries, all computed in accordance with GAAP, applied on a consistent basis (such calculation shall exclude any non-cash increase or decrease to the Prepaid Pension Asset account, as required by GAAP).

      "Notes" means the Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Term Loan, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Note" means any of such Notes.

      "Notice of Account Designation" shall have the meaning assigned thereto in
Section 2.3(b).

      "Notice of Borrowing" shall have the meaning assigned thereto in Section 2.3(a).

      "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

      "Notice of Repayment" shall have the meaning assigned thereto in Section 2.4(c).

      "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all existing or future payment and other obligations owing by any Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender hereunder at the time such Hedging Agreement is executed (all such obligations with respect to any such Hedging Agreement, "Hedging Obligations") and (c) all other fees and commissions (including attorneys'
fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

      "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

      "Operating Lease" shall mean, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

      "Other Taxes" shall have the meaning assigned thereto in Section 4.11(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

      "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of any Borrower or any ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of any Borrower or any of its current or former ERISA Affiliates.

      "Permitted Credit Card Receivables Acquisition" means the acquisition by the Company or a Subsidiary of a pool of credit card receivables relating to the Acquired Assets that Saks Incorporated sold to HSBC (formerly Household) in 2003; provided that (a) the aggregate value of such credit card receivables shall not exceed $250 million, (b) the premium paid by the Company or such Subsidiary in connection with such acquisition shall not exceed 20% and (c) the initial acquisition of, and ongoing financing for, such pool of receivables is provided through an increase to the Receivables Purchase Facility or any new receivables financing program similar to the Receivables Purchase Facility, it being understood that the premium for such acquisition may be funded through cash on hand, borrowings under the Existing Credit Agreement or other sources of liquidity permitted hereunder.

      "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

      "Prepaid Pension Asset" as of any date of determination, means the fair value of the Pension Plans' assets plus unrecognized gains/losses, prior service costs, and any unrecognized net obligation or asset from transitions in excess of the projected benefit obligations, all determined in accordance with Financial Accounting Standard No. 87-"Employer's Accounting for Pensions.

      "Purchase Agreement" means that certain Asset Purchase Agreement (including all schedules and exhibits thereto) between Saks Incorporated and the Company dated on or about April 28, 2005.

      "Receivables Purchase Facility" means the Amended and Restated Note Purchase Agreement dated March 31, 2005 among the Company, The Belk Center, Inc., YC SUSI TRUST and Bank of America, N.A., as amended.

      "Register" shall have the meaning assigned thereto in Section 13.9(d).

      "Required Lenders" means, at any date, any combination of Lenders whose Term Loan Commitments constitute more than fifty percent (50%) of the aggregate principal amount of the Term Loan Commitments (or, if the Credit Facility has been terminated pursuant to Section 11.2, any combination of Lenders holding more than fifty percent (50%) of the aggregate outstanding Extensions of Credit; provided that (a) if there are only two Lenders (counting, for these purposes, affiliated Lenders as a single Lender) hereunder as of such date, Required Lenders shall mean both such Lenders and (b) if there are more than two (2) but less than six (6) Lenders (counting, for these purposes, affiliated Lenders as a single Lender) hereunder as of such date, Required Lenders shall mean any combination of Lenders whose Term Loan Commitments constitute more than seventy-five percent (75%) of the aggregate principal amount of the Term Loan Commitments (or, if the Credit Facility has been terminated pursuant to Section 11.2, any combination of

Lenders holding more than seventy-five percent (75%) of the aggregate outstanding Extensions of Credit.

      "Rental Expense" means payments made pursuant to all obligations of the Borrowers and their Subsidiaries under leases of real property or personal property, whether now existing or hereafter entered into.

      "Responsible Officer" means any of the following: the chief executive officer or chief financial officer of a Borrower or any other officer of a Borrower reasonably acceptable to the Administrative Agent.

      "Sale and Leaseback Transaction" means, with respect to the Borrowers or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrowers or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

      "Senior Notes" means the unsecured senior notes to be issued in a private placement by the Borrowers, the Net Cash Proceeds of which, together with the Net Cash Proceeds of the Add-On Term Loan and/or other similar financings or capital raising, are expected to be sufficient to repay the Term Loan and all other Obligations hereunder in full.

      "Series 1998 Revenue Bonds" means the Belk, Inc. Taxable Variable Rate Demand Revenue Bonds, Series 1998, issued by Belk, Inc.

      "Solvent" means, as to any Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

      "Subordinated Debt" means the collective reference to any Debt of any Borrower or any Subsidiary subordinated in right and time of payment to the Obligations and containing such other terms and conditions, in each case as are satisfactory to the Required Lenders.

      "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrowers.

      "Subsidiary Borrowers" shall have the meaning assigned thereto in the preamble hereof.

      "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

      "Taxes" shall have the meaning assigned thereto in Section 4.11 (a).

      "Term Loan" has the meaning specified in Section 2.1.

      "Term Loan Commitment" means, as to each Lender, its obligation to make its portion of the Term Loan to the Borrowers pursuant to Section 2.1 in the principal amount set forth opposite such Lender's name on Schedule 2.1; provided that, at any time after the funding of the Term Loan, the "Term Loan Commitment" of any Lender shall be the outstanding principal amount of the Term Loan held by such Lender. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Closing Date is FOUR HUNDRED MILLION DOLLARS ($400,000,000).

      "Term Loan Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Term Loan Commitment of such Lender to (b) the aggregate amount of the Term Loan Commitments of all Lenders.

      "Termination Date" means the earliest of the dates referred to in Section 2.7.

      "Termination Event" means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a "Reportable Event" described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a)(2) of ERISA, or
(c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of any Borrower of any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such Plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

      "Transaction" means the acquisition by the Company of the Acquired Assets pursuant to and in accordance with the terms of the Purchase Agreement.

      "Transaction Documents" means the Purchase Agreement and all other documents, agreements and instruments delivered in connection therewith (in each case including schedules and exhibits thereto).

      "United States" means the United States of America.

      "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by any Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors' qualifying shares or other shares required by Applicable Law to be owned by a Person other than such Borrower).

      Section 1.2 General.

      Unless otherwise specified, a reference in this Agreement to a particular article, section, subsection, Schedule or Exhibit is a reference to that article, section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Eastern time" shall refer to the applicable time of day in Charlotte, North Carolina.

      Section 1.3 Other Definitions and Provisions.

            (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

            (b) Miscellaneous. The words "hereof ", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                                    TERM LOAN

      Section 2.1 Term Loan.

      Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the "Term Loan") to the Borrowers in Dollars in a single advance on the Closing Date in an amount not to exceed such Lender's Term Loan Commitment. Amounts repaid on the Term Loan may not be reborrowed. The Term Loan may consist of Base Rate Loans or LIBOR Rate Loans, as further provided herein, provided, however, all Loans made on the Closing Date shall be made as Base Rate Loans.

      Section 2.2 Intentionally Omitted.

      Section 2.3 Procedure for Making of Term Loan.

            (a) Request for Term Loan. The Borrowers shall give the Administrative Agent irrevocable prior written notice substantially in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (Eastern time) on the Closing Date of its intention to borrow the Term Loan, specifying (A) the date of such borrowing, which shall be a Business Day and (B) the amount of such borrowing, which shall be in a whole multiple of $1,000,000. A Notice of Borrowing received after 11:00 a.m. (Eastern time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of such Notice of Borrowing.

            (b) Disbursement of Term Loan. Not later than 2:00 p.m. (Eastern time) on the Closing Date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Term Loan Commitment Percentage of the Term Loan. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Company identified in the notice substantially in the form of Exhibit C hereto (a "Notice of Account Designation") delivered by the Borrowers to the Administrative Agent or as may be otherwise agreed upon by the Borrowers and the Administrative Agent. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of the Term Loan to the extent that any Lender has not made available to the Administrative Agent its Term Loan Commitment Percentage of the Term Loan.

      Section 2.4 Repayment of Loans.

            (a) Repayment on Termination Date. The Borrowers hereby agree to repay the outstanding principal amount of the Term Loan in full on the Termination Date, together with all accrued but unpaid interest thereon.

            (b) Mandatory Repayments.

                  (i) Dispositions and Involuntary Dispositions. The Borrowers
            shall immediately prepay the Loans as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds of each Disposition (but not in excess of the amount necessary to prepay the Loans in full) to the extent the aggregate amount of such Net Cash Proceeds shall exceed $5,000,000 in connection with any one

            Disposition or series of related Dispositions. Such prepayment shall be applied as set forth in clause (iv) below.

                  (ii) Debt Issuances. Immediately upon receipt by the Company or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrowers shall prepay the Loans as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds (but not in excess of the amount necessary to prepay the Loans in full), such prepayment to be applied as set forth in clause (iv) below.

                  (iii) Equity Issuances. Immediately upon the receipt by the
            Company or any Subsidiary of the Net Cash Proceeds of any Equity Issuance, the Borrowers shall prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds (but not in excess of the amount necessary to prepay the Loans in full), such prepayment to be applied as set forth in clause (iv) below.

                  (iv) Application of Payments. Prepayments shall be applied first to Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this
            Section 2.4(b) shall be subject to Section 4.9, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

            (c) Optional Repayments. The Borrowers may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, substantially in the form attached hereto as Exhibit D (a "Notice of Repayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans, and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

            (d) Limitation on Repayment of LIBOR Rate Loans. The Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

            (e) Hedging Agreements. No repayment or prepayment pursuant to this
      Section 2.4 shall affect any Borrower's obligations under any Hedging Agreement.

      Section 2.5 Notes.

      Except as otherwise provided in Section 13.9 (a)-(e), at the request of a Lender, such Lender's Term Loan Commitment and the obligation of the Borrowers to repay such Term Loan shall be evidenced by a separate Note executed by the Borrowers payable to the order of such Lender.

      Section 2.6 Mandatory Permanent Reduction of the Term Loan Commitments.

      To the extent the Company or any Subsidiary receives Net Cash Proceeds from a Disposition, Debt Issuance or Equity Issuance prior to the funding of the Term Loan, the aggregate principal amount of the Term Loan Commitments shall be permanently reduced Dollar for Dollar on the date of such receipt by the amount of such Net Cash Proceeds that would otherwise be required to prepay the Loans pursuant to Section 2.4(b). The amount of each partial permanent reduction shall permanently reduce the Lenders' Term Loan Commitments to make the Term Loan pro rata in accordance with their respective Term Loan Commitment Percentages.

      Section 2.7 Termination of Credit Facility.

      The Credit Facility shall terminate on the earliest of the date that is 364 days following the Closing Date, (b) the date the aggregate principal amount of the Term Loan Commitments shall be permanently reduced to zero pursuant to
Section 2.6, (c) the date the Transaction has been consummated without use of the Credit Facility and (d) the date of termination pursuant to Section 11.2(a).

      Section 2.8 Intentionally Omitted.

      Section 2.9 Joint and Several Liability of Borrowers.

      (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

      (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

      (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

      (d) The obligations of each Borrower under the provisions of this Section
2.9 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets.

      (e) Except as otherwise expressly provided herein, to the extent permitted by Applicable Law, each Borrower (in its capacity as a joint and several obligor in respect of the obligations of the other Borrowers) hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or the Lenders at any time or times in respect of any default by the other Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of the other Borrowers. Without limiting the generality of the foregoing, each Borrower (in its capacity as a joint and several obligor in respect of the obligations of the other Borrowers) assents to any other action or delay in acting or any failure to act on the part of the Administrative Agent or the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.9, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.9, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.9 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 2.9 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or a Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any of the Lenders.

      (f) The provisions of this Section 2.9 are made for the benefit of the Lenders and their successors and assigns, and may be enforced by them from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders first to marshal any of its claims or to exercise any of its rights against the other Borrowers or to exhaust any remedies available to it against the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.9 shall remain in effect until all the

Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.9 will forthwith be reinstated and in effect as though such payment had not been made.

      (g) Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code of the United States).

      Section 2.10 Appointment of the Company.

      Each of the Borrowers hereby appoints the Company to act as its agent for all purposes under this Agreement (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans) and agrees that
(a) the Company may execute such documents on behalf of the other Borrowers as the Company deems appropriate in its sole discretion and the Borrowers shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or the Lender to the Company shall be deemed delivered to the Borrowers and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of the Borrowers.

                                   ARTICLE III

                             INTENTIONALLY OMITTED.

                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

      Section 4.1 Interest.

            (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrowers, Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date). The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Any Loan or any portion thereof as to which the Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

            (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrowers, by giving notice at the times described in Section 4.1 (a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one
      (1), two (2), three (3) or six (6) months with respect to each LIBOR Rate Loan; provided that:

                  (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                  (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                  (iv) no Interest Period shall extend beyond the Termination
            Date; and

                  (v) there shall be no more than ten (10) Interest Periods in effect at any time.

            (c) Applicable Margin. The Applicable Margin provided for in Section
      4.1 (a) with respect to any Loan (the "Applicable Margin") shall be based upon the table set forth below and shall be determined and adjusted quarterly on the date (each a "Calculation Date") ten (10) Business Days after the date by which the Borrowers are required to provide an Officer's Compliance Certificate for the most recently ended fiscal quarter of the Borrowers; provided, however, that (a) the initial Applicable Margin shall be based on Pricing Level II (as shown below) and shall remain at Pricing Level II until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrowers preceding the applicable Calculation Date, and
      (b) if the Borrowers fail to provide the Officer's Compliance Certificate as required by Section 7.2 for the most recently ended fiscal quarter of the Borrowers preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I (as shown below) until such time as an appropriate

      Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrowers preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

PRICING LEVEL          LEVERAGE RATIO               LIBOR RATE LOANS        BASE RATE LOANS
-------------          --------------               ----------------        ---------------
      I             Greater than or equal to              1.000%                  0%
                    3.00 to 1.00

     II             Greater than or equal to              0.750%                  0%
                    2.25 to 1.00, but less than
                    3. 00 to 1.00

     III            Less   than   2.25  to                0.625%                  0%
                    1.00

            (d) Default Rate. Subject to Section 11.3, at the discretion of the Administrative Agent or as directed by the Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans,
      (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document. Interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

            (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing with the first such day to occur after the Closing Date; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto or, in the case of any LIBOR Rate Loan having an Interest Period of six (6) months, every three
      (3) months. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

            (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or
      (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

      Section 4.2 Notice and Manner of Conversion or Continuation of Loans.

      Provided that no Default or Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Eastern time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the principal amount of such Loans to be converted or continued, and
(D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

      Section 4.3 Continuation Fee.

      The Borrowers shall on the 180th day following the Closing Date pay to the Administrative Agent, for the account of the Lenders, on a pro-rata basis based upon their respective Term Loan Commitment Percentages, a non-refundable continuation fee equal to 0.150% of the aggregate principal amount of Loans outstanding on such date.

      Section 4.4 Manner of Payment.

      Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Eastern time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders pro rata in accordance with their respective Term Loan Commitment, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Eastern time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Eastern time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Term Loan Commitment, with respect to Extensions of Credit and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.3, 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to
Section 4.1(b)(ii) if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

      Section 4.5 Crediting of Payments and Proceeds.

      In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied: (a) first to all expenses then due and payable by the Borrowers hereunder and under the other Loan Documents, (b) then to all indemnity obligations then due and payable by the Borrowers hereunder and under the other Loan Documents, (c) then to all Administrative Agent's fees then due and payable, (d) then to all other fees then due and payable, (e) then to accrued and unpaid interest on the Term Loans, (e) then to the principal amount of the Term Loans and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) pro rata in accordance with all such amounts due.

      Section 4.6 Adjustments.

      If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) (other than pursuant to Sections 4.8, 4.9, 4.10, 4.11 or 13.2 hereof) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the similar Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

      Section 4.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent.

      The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Sections 2.3(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times
(c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 4.7 shall be conclusive, absent manifest error. If such Lender's Term Loan Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make available its Term Loan Commitment Percentage of any Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Term Loan Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Term Loan Commitment Percentage of such Loan available on the borrowing date. Notwithstanding anything set forth herein to the contrary, any Lender that fails to make available its Term Loan Commitment Percentage of any Loan shall not (a) have any voting or consent rights under or with respect to any Loan Document or
(b) constitute a "Lender" (or be included in the calculation of Required Lenders hereunder) for any voting or consent rights under or with respect to any Loan Document.

      Section 4.8 Changed Circumstances.

            (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted or offered for such Interest Period in a manner necessary to determine the applicable LIBOR Rate, then the Administrative Agent shall forthwith give notice thereof to the Company. Thereafter, until the Administrative Agent notifies the Company that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

            (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Company and the other Lenders. Thereafter, until the Administrative Agent notifies the Company that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

            (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

                  (i) shall (except as provided in Section 4.11(e)) subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of franchise tax or tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); provided that the Borrowers shall not be obligated to pay any amounts pursuant to this

            Section 4.8(c)(i) to the extent that such amounts are duplicative of any amounts paid by the Borrowers pursuant to Section 4.11; or

                  (ii) shall impose, modify or deem applicable any reserve
            (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note; and the result of any of the foregoing events described in clause (i) or (ii) above is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Company of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Company of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Term Loan Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Company through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

      Section 4.9 Indemnity.

      The Borrowers hereby indemnify each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any LIBOR Rate Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Term Loan Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Company through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

      Section 4.10 Capital Requirements.

      If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Term Loan Commitments and other commitments of this type, below the rate which such Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Company and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

      Section 4.11 Taxes.

            (a) Payments Free and Clear. Except as otherwise provided in Section 4.11(e), any and all payments by any Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (A) except as otherwise provided in Section 4.11(e), the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) the Borrowers shall make such deductions or withholdings, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Borrowers shall deliver to the Administrative Agent and such Lender evidence of such payment to the relevant taxing authority or other Governmental Authority in the manner provided in Section 4.11(d).

            (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, or the other Loan Documents, or the perfection of any rights or security interest in respect thereof (hereinafter referred to as "Other Taxes").

            (c) Indemnity. Except as otherwise provided in Section 4.11(e), the Borrowers shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent and the applicable Lender, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

            (e) Delivery of Tax Forms. To the extent required by Applicable Law to reduce or eliminate withholding or payment of taxes, each Lender and the Administrative Agent shall deliver to the Company, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-9, Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Company, with a copy to the Administrative Agent, as applicable, two Form W-9, Form W-8BEN or W-8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, certifying in the case of a Form W-9, Form W-8BEN or W-8ECI (or successor forms) that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Company and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-9, Form W-8BEN or W-8ECI, establishing an exemption from United States backup withholding tax. Notwithstanding anything in any Loan Document to the contrary, the Borrowers shall not be required to pay additional amounts to any Lender or the Administrative Agent under Section
      4.11 or Section 4.8(c), (i) if such Lender or the Administrative Agent fails to comply with the requirements of this Section 4.11(e), other than to the extent that such failure is due to a change in law occurring after the date on which such Lender or the Administrative Agent became a party to this Agreement or (ii) that are the result of such Lender's or the Administrative Agent's gross negligence or willful misconduct, as applicable.

            (f) Survival. Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Term Loan Commitments.

                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

      Section 5.1 Closing.

      The closing shall be deemed to occur at the offices of Moore & Van Allen, PLLC at 10:00 a.m. on the Closing Date, or on such other place, date and time as the parties hereto shall mutually agree.

      Section 5.2 Conditions to Closing.

      The obligation of the Lenders to close this Agreement is subject to the satisfaction of each of the following conditions:

            (a) Executed Escrow Letter. The Escrow Letter shall have been duly authorized, executed and delivered to Moore & Van Allen, PLLC by the parties thereto and shall be in full force and effect.

            (b) Satisfaction of Conditions in Escrow Letter. On or before August 27, 2005, the satisfaction of each of the conditions set forth in the Escrow Letter, and the release from escrow of the Lenders' signature pages to this Agreement pursuant to the terms of the Escrow Letter, shall have occurred.

      Section 5.3. Conditions to All Extensions of Credit.

      The obligations of the Lenders to make the initial Extension of Credit and to convert or continue any Loan are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

            (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

            (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date.

            (c) Notices. The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrowers in accordance with Section 2.3(a) or Section 4.2.

            (d) Additional Documents. The Administrative Agent shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

      Section 6.1 Representations and Warranties.

      To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrowers hereby represent and warrant to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

            (a) Organization; Power; Qualification. Each of the Borrowers and their Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Borrowers and their

      Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1 (a).

            (b) Ownership. Each Subsidiary of any Borrower as of the Closing Date is listed on Schedule 6.1(b). As of the Closing Date, the capitalization of the Borrowers and their Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights. The shareholders of the Subsidiaries of each Borrower and the number of shares owned by each as of the Closing Date are described on Schedule 6.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature, which are convertible into Debt or which are exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrowers or their Subsidiaries in an amount which in the aggregate for any Borrower or Subsidiary exceeds twenty (20%) percent of the issued and outstanding capital stock of such Borrower or Subsidiary.

            (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrowers and their Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of each Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

            (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrowers and their Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (iv) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

            (e) Compliance with Law; Governmental Approvals. Except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, each of the Borrowers and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law.

            (f) Tax Returns and Payments. Each of the Borrowers and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. Such returns accurately reflect in all material respects all liability for taxes of the Borrowers and their Subsidiaries for the periods covered thereby. Except as set forth on Schedule 6.1(f), there is no ongoing audit or examination or, to the knowledge of any Borrower, other investigation by any Governmental Authority of the tax liability of any Borrower and its Subsidiaries. No Governmental Authority has asserted any Lien or other claim against any Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrowers and any of their Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of each Borrower and any of its Subsidiaries are in the judgment of the Borrowers adequate, and such Borrower does not anticipate any additional taxes or assessments for any of such years.

            (g) Intellectual Property Matters. Each of the Borrowers and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrowers nor any Subsidiaries thereof are liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

            (h) Environmental Matters.

                  (i) To the best of each Borrower's knowledge, the properties owned, leased or operated by any Borrower and its Subsidiaries now or in the past do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;

                  (ii) To the best of each Borrower's knowledge, each Borrower, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

                  (iii) No Borrower or any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does any Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (iv) To the best of each Borrower's knowledge, Hazardous
            Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

                  (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Borrower, any Subsidiary or such properties or such operations; and

                  (vi) To the best of each Borrower's knowledge, there has been no release or threat of release of Hazardous Materials at or from properties owned, leased or operated by any Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

            (i) ERISA.

                  (i) As of the Closing Date, no Borrower or any ERISA Affiliate
            maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

                  (ii) Each Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under
            Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501 (a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

                  (iii) As of the Closing Date, no Pension Plan has been
            terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under
            Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                  (iv) Except where the failure of any of the following
            representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no Borrower or any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
            Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                  (v) No Termination Event has occurred or is reasonably
            expected to occur; and

                  (vi) Except where the failure of any of the following
            representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best knowledge of any Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

            (j) Margin Stock. No Borrower or any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

            (k) Government Regulation. No Borrower or any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and no Borrower or any Subsidiary thereof is, or after giving effect to the transactions contemplated by this Agreement will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

            (l) Material Contracts. Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of any Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. No Borrower or any Subsidiary (nor, to the knowledge of any Borrower, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

            (m) Employee Relations. Each Borrower and its Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on
      Schedule 6.1(m). No Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

            (n) Burdensome Provisions. No Borrower or any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrowers and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to its parent Borrower or any Subsidiary or to transfer any of its assets or properties to its parent Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law.

            (o) Financial Statements. The audited Consolidated balance sheet of the Borrowers and their Subsidiaries as of January 29, 2005 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Borrowers and their Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrowers and their Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

            (p) No Material Adverse Change. Since January 29, 2005, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrowers and their Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

            (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, each Borrower and each of its Subsidiaries will be Solvent.

            (r) Titles to Properties. Each Borrower and its Subsidiaries has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrowers and their Subsidiaries delivered pursuant to Section 6.1(o), except those which have been disposed of by such Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

            (s) Liens. None of the properties and assets of any Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 10.2. No financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and no Borrower or any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by
      Section 10.2 hereof.

            (t) Debt and Guaranty Obligations. Schedule 6.1(t) is a complete and correct listing of all Debt and Guaranty Obligations of each Borrower and its Subsidiaries as of the Closing Date in excess of $1,000,000. Each Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Borrower or any of its Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

            (u) Litigation. Except for matters existing on the Closing Date and set forth on Schedule 6.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of any Borrower, threatened against or in any other way relating adversely to or affecting any Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority except for any such actions, suits or proceedings which individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect.

            (v) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which such Borrower or its Subsidiaries is a party or by which such Borrower or its Subsidiaries or any of their respective properties may be bound or which would require such Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

            (w) Senior Debt Status. The Obligations of the Borrowers and each of their Subsidiaries under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Debt of each such Person and is designated as "Senior Indebtedness" under all instruments and documents, now or in the future, relating to all Subordinated Debt and all senior unsecured Debt of such Person.

            (x) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of each Borrower or any Subsidiary thereof (other than financial projections, which shall be subject to the standard set forth in Section 7.1(c)) and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by any Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of each Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. No Borrower is aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as such Borrower can now foresee, which could reasonably be expected to have a Material Adverse Effect.

            (y) Consummation of Transaction.

                  (a) Consummation. The Transaction has been consummated
            contemporaneously with the funding of the Term Loan on the Closing Date.

                  (b) The Purchase Agreement and other Transaction Documents.
            The Lenders have received copies of the executed Purchase Agreement and other Transaction Documents, certified by an appropriate officer of the Company to be true and correct as of the Closing Date. As compared to the drafts of the Purchase Agreement and other Transaction Documents delivered to the Lenders on April 27, 2005, the Purchase Agreement and such other Transaction Documents have not been altered, amended or otherwise changed or supplemented in any respect that is material to the repayment of Term Loan and the Notes, nor has any condition therein been waived in any respect that is material to the repayment of the Term Loan and the Notes, in each case without the prior written consent of the Lenders. The Transaction has been consummated in accordance with the terms of the Purchase Agreement in all material respects and in material compliance with Applicable Law.

                  (c) Consents.

                        (i) Governmental and Third Party Approvals. The
                  Borrowers have obtained all necessary approvals, authorizations and consents (including, but not limited to, Hart-Scott-Rodino clearance) of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the Transaction and the other transactions contemplated by this Agreement and the other Loan Documents.

                        (ii) No Injunction, Etc. No action, proceeding,
                  investigation, regulation or legislation has been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the Transaction or the transactions contemplated hereby or thereby.

      Section 6.2 Survival of Representations and Warranties, Etc.

      All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

      Until all the Obligations have been paid and satisfied in full and the Term Loan Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Company will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 13.1 and to the Lenders at their respective addresses as set forth in the Register and/or provided to the Administrative Agent from time to time, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

      Section 7.1 Financial Statements and Projections.

            (a) Quarterly Financial Statements. As soon as practicable and in any event within sixty (60) days after the end of each of the first three
      (3) fiscal quarters of each Fiscal Year, an unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal quarter and an unaudited Consolidated statement of income for the fiscal quarter then ended, together with statements of retained earnings and cash flows for the portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Company in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Company to present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

            (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, to be accompanied by a report thereon by an independent certified public accounting firm, reasonably acceptable to the Administrative Agent, that is not qualified with respect to scope limitations imposed by any Borrower or any of its Subsidiaries or with respect to accounting principles followed by any Borrower or any of its Subsidiaries not in accordance with GAAP.

            (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event prior to the end of the first fiscal quarter of each Fiscal Year, a business plan of the Borrowers and their Subsidiaries for such Fiscal Year, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of the Company to the effect that, to the best of such officer's knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrowers and their Subsidiaries for such four (4) quarter period.

      Section 7.2 Officer's Compliance Certificate.

      At each time financial statements are delivered pursuant to Sections 7.1
(a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Company in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate").

      Section 7.3 Accountants' Certificate.

      At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence.

      Section 7.4 Other Reports.

      Such information regarding the operations, business affairs and financial condition of any Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

      Section 7.5 Notice of Litigation and Other Matters.

      Prompt (but in no event later than ten (10) days after an officer of any Borrower obtains knowledge thereof) telephonic and written notice of:

            (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which involves an amount in excess of $5,000,000 individually or $10,000,000 in the aggregate;

            (b) any notice of any violation received by any Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws involving an amount in excess of $5,000,000 individually or in the aggregate;

            (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any Subsidiary thereof at any material business location of any Borrower or any Subsidiary;

            (d) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against any Borrower or any Subsidiary thereof;

            (e) (i) any Default or Event of Default, (ii) the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default or (iii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Borrower or any of its Subsidiaries is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound if such default or event of default shall have a Material Adverse Effect on any Borrower or any Subsidiary;

            (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401 (a) of the Code (along with a copy thereof), (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

            (g) any event which makes any of the representations set forth in
      Section 6.1 inaccurate in any material respect.

      Section 7.6 Accuracy of Information.

      All written information, reports, statements and other papers and data furnished by or on behalf of any Borrower to the Administrative Agent or any Lender whether pursuant to this Article VII or any other provision of this Agreement shall be, at the time the same is so furnished, in compliance with the representations and warranties set forth in Section 6.1(x).

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

      Until all of the Obligations have been paid and satisfied in full and the Term Loan Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.10, each Borrower will, and will cause each of its Subsidiaries to:

      Section 8.1 Preservation of Corporate Existence and Related Matters.

      Except as permitted by Section 10.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law.

      Section 8.2 Maintenance of Property.

      Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable matter.

      Section 8.3 Insurance.

      Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. As of the Closing Date, the Borrowers maintain the insurance described on Schedule 8.3.

      Section 8.4 Accounting Methods and Financial Records.

      Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

      Section 8.5 Payment and Performance of Obligations.

      Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that any Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

      Section 8.6 Compliance With Laws and Approvals.

      Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

      Section 8.7 Environmental Laws.

      In addition to and without limiting the generality of Section 8.6, (a) comply with, and ensure such compliance in all material respects by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, unless such lawful orders and directives are being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained to the extent required by GAAP, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of any Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

      Section 8.8 Compliance with ERISA.

      In addition to and without limiting the generality of Section 8.6, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all material applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans,
(ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

      Section 8.9 Compliance With Agreements.

      Comply in all material respects with each term, condition and provision of all material leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract.

      Section 8.10 Visits and Inspections.

      Permit representatives of the Administrative Agent or any Lender, from time to time, during normal business hours, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

      Section 8.11 Additional Subsidiaries.

      Notify the Administrative Agent within ten (10) days of the creation or acquisition of any Subsidiary of any Borrower, which is created or acquired after the Closing Date and which engages in any business operations or owns assets with a fair market value in excess of $5,000,000, and promptly thereafter (and in any event within thirty (30) days following the creation or acquisition of such Subsidiary) cause to be executed and delivered to the Administrative Agent (a) a duly executed Joinder Agreement and (b) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance satisfactory thereto with respect to such Joinder Agreement and such other documents and closing certificates as may be requested by the Administrative Agent.

      Section 8.12 Use of Proceeds.

      Use the proceeds of the Extensions of Credit (a) to pay a portion of the purchase price for the Transaction and (b) to pay related fees and expenses.

      Section 8.13 Further Assurances.

      Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes and the other Loan Documents.

      Section 8.14 Take-Out Financing.

      Use commercially reasonable efforts to obtain, on or before the date that is 90 days from the Closing Date, Net Cash Proceeds of (i) the Senior Notes,
(ii) the Add-On Term Loan and/or (iii) other similar financings or capital raising in an aggregate amount sufficient to repay the Term Loan and all other Obligations hereunder in full.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

      Until all of the Obligations have been paid and satisfied in full and the Term Loan Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrowers and their Subsidiaries on a Consolidated basis will not:

      Section 9.1 Leverage Ratio.

      As of any fiscal quarter end, permit the ratio of (a) Adjusted Debt on such date to (b) EBITDAR for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date (the "Leverage Ratio") to be greater than 3.75 to 1.0.

      Section 9.2 Fixed Charge Coverage Ratio.

      As of the end of any fiscal quarter, permit the Fixed Charge Coverage Ratio to be less than 2.00 to 1.0.

      Section 9.3 Modifications to Financial Covenants Following an Amendment of the Existing Credit Agreement.

            If, in connection with any amendment to or restatement of the Existing Credit Agreement, the financial covenants set forth in Article IX of the Existing Credit Agreement, the related definitions and/or the related financial covenant levels are amended or otherwise modified, then, to the extent any Obligations under this Agreement remain outstanding, (a) the financial covenants set forth in Article IX of this Agreement, the related definitions and the related financial covenant levels shall be deemed amended, automatically and without further action, to correspond exactly to such modified provisions of the Existing Credit

      Agreement and (ii) the Borrowers shall cooperate fully and in good faith with the Lenders to promptly amend this Agreement accordingly to further evidence such modifications.

                                    ARTICLE X

                               NEGATIVE COVENANTS

      Until all of the Obligations have been paid and satisfied in full and the Term Loan Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.10, each of the Borrowers has not and will not and will not permit any of its Subsidiaries to:

      Section 10.1 Limitations on Debt.

      Create, incur, assume or suffer to exist any Debt or Additional Debt except:

            (a) the Obligations (excluding Hedging Obligations permitted pursuant to Section 10.1(b));

            (b) Debt incurred in connection with a Hedging Agreement which is non- speculative and entered into in the ordinary course of a Borrower's business.

            (c) Debt (for the purposes hereof, specifically including the full amount of the Receivables Purchase Facility as of the Closing Date) existing on the Closing Date and not otherwise permitted under this
      Section 10.1, as set forth on Schedule 6.1(t), and the renewal, refinancing, extension and replacement thereof (but not the increase in the aggregate principal amount, except that the maximum principal amount of the Company's Receivables Purchase Facility may be increased by an amount equal to the amount of any reduction in the principal amount of the Company's Series 1998 Revenue Bonds resulting from any payments or prepayments thereof made by the Company following the date hereof);

            (d) Debt of the Borrowers and their Subsidiaries incurred in connection with Capitalized Leases in an aggregate amount not to exceed $85,000,000 on any date of determination;

            (e) purchase money Debt of the Borrowers and their Subsidiaries in an aggregate amount not to exceed $50,000,000 on any date of determination;

            (f) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

            (g) Guaranty Obligations with respect to Debt permitted pursuant to subsections (a) through (e) of this Section 10.1;

            (h) Guaranty Obligations of the Company consisting of guarantees of operating leases for store locations entered into by any other Borrower in the ordinary course of its business;

            (i) Debt with respect to trade letter of credit facilities in an aggregate amount not to exceed $100,000,000 on any date of determination (which amount shall include the amount set forth on Item 5 of Schedule 6.1
      (t));

            (j) Guaranty Obligations with respect to Debt permitted pursuant to subsection (i) of this Section 10.1;

            (k) Debt of up to $380,000,000 outstanding under the revolving credit facility evidenced by the Existing Credit Agreement;

            (l) additional Debt in an aggregate amount not to exceed $25,000,000 on any date of determination;

            (m) Debt incurred under an increase to the Receivables Purchase Facility or any new receivables financing program similar to the Receivables Purchase Facility in connection with the Permitted Credit Card Receivables Acquisition; and

            (n) Debt or Additional Debt incurred in connection with the Add-On Term Loan, the Senior Notes and or other financings not provided for above, so long as (i) the Borrowers comply in all respects with the mandatory prepayment provisions of Section 2.4(b)(ii) in connection with the incurrence thereof and (ii) to the extent any Loans remaining outstanding after such incurrence and such required mandatory prepayment, the loan documentation with respect to such Debt or Additional Debt shall not contain covenants, mandatory prepayments or default provisions that are more restrictive than the covenants, mandatory prepayments and default provisions contained herein.

      provided, that no agreement or instrument with respect to Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to such Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling such Borrower to pay the Obligations.

      Section 10.2 Limitations on Liens.

      Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including, without limitation, shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

            (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained to the extent required by GAAP;

            (b) the claims of materialmen, contractors, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

            (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

            (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

            (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

            (f) Liens not otherwise permitted by this Section 10.2 and in existence on the Closing Date and described on Schedule 10.2;

            (g) Liens securing Debt permitted under Sections 10.1(d) and (e); provided that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired; and

            (h) Liens securing Debt permitted under Section 10.1(m) in connection with the Permitted Credit Card Receivables Acquisition; provided such Liens are on the related receivables (and related property) only.

      Section 10.3 Limitations on Loans, Advances, Investments and Acquisitions.

      Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

            (a) investments in (i) Subsidiaries existing on the Closing Date,
      (ii) in Subsidiaries formed or acquired after the Closing Date so long as the Borrowers and their Subsidiaries comply with the applicable provisions of Section 8.11 and the other terms and provisions of this Agreement and
      (iii) the other loans, advances and investments described on Schedule 10.3 existing on the Closing Date;

            (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof or by the Federal Home Loan Mortgage Corporation, Government National Mortgage Association, Federal Farm Credit Bank, Federal Home Loan Mortgage Corp., Federal Housing Administration, Student Loan Marketing Association or the Tennessee Valley Authority, maturing within ten (10) years from the date of acquisition thereof, (ii) obligations of state and local governments or agencies thereof (including variable rate demand notes and auction rate securities), maturing or resetting within three (3) years from the date of acquisition thereof,
      (iii) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and currently having a rating of "A-2" or better from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or a rating of "P2" or better from Moody's Investors Service, Inc., (iv) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $10,000,000 for any one such certificate of deposit and $25,000,000 for any one such bank,
      (v) money market mutual funds, maturing within one year from the date of acquisition thereof, provided that the asset value of the issue shall exceed $1,000,000,000, (vi) corporate notes (including variable rate demand notes, auction rate securities and Eurodollar notes) issued by a corporation (except an Affiliate of Borrowers) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-2 by Standard & Poor's Ratings Services or at least A by Moody's Investors Service, Inc., (vii) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $500,000,000, (viii) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year or less from the date of acquisition (provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985), (ix) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, and (x) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (i) through (ix) above (collectively, "Cash Equivalents").

            (c) investments in the form of (x) the Transaction, (y) the Permitted Credit Card Receivables Acquisition or (z) during the term of this Agreement, a single acquisition of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person, if (i) no Default or Event of Default then exists or would be created thereby, (ii) the Borrowers have delivered to the Administrative Agent a certificate of a Responsible Officer (on behalf of the Borrowers) demonstrating pro forma compliance with the covenants contained in Article IX both before and after giving effect to such acquisition, and (iii) the aggregate consideration (including cash and non-cash consideration, whether in the form of earned-out payments or other deferred payments) and any assumption of liabilities does not exceed $25,000,000 for such acquisition, without the prior written consent of the Required Lenders;

            (d) Hedging Agreements permitted pursuant to Section 10.1;

            (e) purchases of assets in the ordinary course of business;

            (f) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary to prevent loss; and

            (g) other investments not exceeding $50,000,000 in the aggregate in any Fiscal Year of the Borrowers.

      Section 10.4 Limitations on Mergers and Liquidation.

      Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

            (a) any Subsidiary of any Borrower may merge with the Company, such Borrower or any other Subsidiary of such Borrower; provided that in any merger involving the Company or a Borrower, the Company or such Borrower shall be the surviving entity;

            (b) any Wholly-Owned Subsidiary of any Borrower may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.3(c); and

            (c) any Wholly-Owned Subsidiary of any Borrower may wind-up into such Borrower or any other Wholly-Owned Subsidiary of such Borrower.

      Section 10.5 Limitations on Sale of Assets.

      Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any Sale and Leaseback Transaction or similar transaction), whether now owned or hereafter acquired except:

            (a) the sale of inventory in the ordinary course of business;

            (b) the sale of obsolete assets no longer used or usable in the business of any Borrower or any of its Subsidiaries;

            (c) the transfer of assets to any Borrower or any Wholly-Owned Subsidiary of any Borrower pursuant to Section 10.4(c);

            (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

            (e) the disposition of any Hedging Agreement;

            (f) any Sale and Leaseback Transaction with respect to construction of new store locations of the Borrowers in the ordinary course of the Borrowers' business; and

            (g) any other sale of any asset not otherwise permitted by this
      Section 10.5; provided that the aggregate amount of all sales permitted by this paragraph (f) does not exceed five percent (5%) of such Borrower's Net Worth in any Fiscal Year.

      Section 10.6 Limitations on Dividends and Distributions.

      Declare or pay any dividends upon any of its capital stock or any other ownership interests; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests, or make any distribution of cash, property or assets among the holders of shares of its capital stock or other ownership interests, or make any change in its capital structure; provided that:

            (a) any Borrower or any Subsidiary may pay dividends in shares of its own capital stock;

            (b) any Subsidiary may pay cash dividends to a Borrower;

            (c) any Borrower or any Subsidiary may pay any other dividends or distributions not otherwise permitted by this Section 10.6; provided that the aggregate of all dividends and distributions permitted by this paragraph (c) during any Fiscal Year shall not exceed five percent (5%) of the Net Worth of such Borrower or such Subsidiary for such Fiscal Year; and

            (d) the Company may purchase, redeem, retire or otherwise acquire, directly or indirectly shares of its capital stock in an amount not to exceed (i) $75,000,000 in the aggregate during any consecutive twelve (12) month period and (ii) $250,000,000 in the aggregate during the term of this Agreement (provided that no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such purchase, redemption, retirement or acquisition).

      Section 10.7 Limitations on Exchange and Issuance of Capital Stock.

      Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

      Section 10.8 Transactions with Affiliates.

      Except for transactions permitted by Sections 10.3, 10.6, 10.7, and loans and advances not exceeding $10,000,000 in the aggregate at any one time outstanding to officers and employees of Borrowers for the purchase of a residence in connection with the relocation of such officers and employees and those transactions existing on the Closing Date and identified on Schedule 10.8 directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction not described in clause (a) above with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Required Lenders prior to the consummation thereof and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

      Section 10.9 Certain Accounting Changes; Organizational Documents.

            (a) Change their Fiscal Year end, or make any change in their accounting treatment and reporting practices except as required or permitted by GAAP or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner adverse in any respect to the rights or interests of the Lenders.

      Section 10.10 Amendments; Payments and Prepayments of Subordinated Debt.

      Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

      Section 10.11 Restrictive Agreements.

            (a) Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

            (b) Enter into or permit to exist any agreement which impairs or limits the ability of any Subsidiary of a Borrower to pay dividends to such Borrower.

      Section 10.12 Nature of Business.

      Substantively alter the character or conduct of the business conducted by any Borrower and its Subsidiaries as of the Closing Date.

      Section 10.13 Prepayment of Other Indebtedness, Etc.

            (a) amend or modify any of the terms of any Debt or Additional Debt of the Borrowers or any Subsidiary (other than (i) Debt under the Loan Documents and (ii) so long as the revised terms, taken as a whole, are not inconsistent with the terms of this Agreement or materially more adverse to the Borrowers and their Subsidiaries than the terms of this Agreement, amendments to the Existing Credit Agreement to facilitate the Add-On Term Loan, permit the Transaction and otherwise incorporate the transactions contemplated in this Agreement) if such amendment or modification would add or change any terms in a manner materially adverse to the Borrowers or such Subsidiary, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto; and

            (b) make (or give any notice with respect thereto) any voluntary, optional or other non-scheduled payment, prepayment, redemption, acquisition for value (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Debt or Additional Debt of the Borrowers or any Subsidiary (other than Debt under the Loan Documents, the Existing Credit Agreement, the Receivables Purchase Facility and any receivables financing program similar to the Receivables Purchase Facility), in each case, whether or not mandatory.

                                   ARTICLE XI

                              DEFAULT AND REMEDIES

      Section 11.1 Events of Default.

      Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

            (a) Default in Payment of Principal of Loans. The Borrowers shall default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

            (b) Other Payment Default. The Borrowers shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or the payment of any other Obligation.

            (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrowers or any of their Subsidiaries under this Agreement, any other Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

            (d) Default in Performance of Certain Covenants. The Borrowers shall default in the performance or observance of any covenant or agreement contained in Sections 7.1, 7.2 or 7.5(e)(i) or Articles IX or X of this Agreement.

            (e) Default in Performance of Other Covenants and Conditions. The Borrowers or any of their Subsidiaries shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document (other than as specifically provided for otherwise in this Section 11.1) and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Company by the Administrative Agent.

            (f) Hedging Agreement. The Borrowers shall default in the performance or observance of any terms, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement representing an aggregate liability to the Borrowers in excess of $1,000,000 and such default causes the termination of such Hedging Agreement or permits any counterparty to such Hedging Agreement to terminate any such Hedging Agreement.

            (g) Debt Cross-Default. The Borrowers or any of their Subsidiaries shall (i) default in the payment of any Debt (other than the Notes) the aggregate outstanding amount of which Debt is in excess of $10,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes) the aggregate outstanding amount of which Debt is in excess of $10,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

            (h) Change in Control. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than John Belk and/or members of the Belk family (and any trusts of which he and/or any of such family members are beneficiaries and any other Persons of which he or any of such family members is the beneficial equityholder) shall obtain ownership or control in one or more series of transactions of more than fifty-one percent (51%) of the common stock or fifty-one percent (51%) of the voting power of the Company entitled to vote in the election of members of the board of directors of the Company or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $1,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating any Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

            (i) Voluntary Bankruptcy Proceeding. Any Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

            (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of ninety (90) consecutive days, or an order granting the relief requested in such case or proceeding

      (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

            (k) Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Borrower or Subsidiary party thereto or any such Person shall so state in writing, other than in accordance with the express terms hereof or thereof.

            (l) Termination Event. The occurrence of any of the following events: (i) any Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or
      Section 412 of the Code, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $2,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $2,000,000.

            (m) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $10,000,000 in any Fiscal Year shall be entered against any Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

            (n) Environmental. Any one or more Environmental Claims shall have been asserted against any Borrower or any of its Subsidiaries; such Borrower or Subsidiary would be reasonable likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

      Section 11.2 Remedies.

      Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company:

            (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations (other than Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings thereunder; provided, that upon the occurrence of an Event of Default specified in
      Section 11.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than Hedging Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

            (b) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

      Section 11.3 Rights and Remedies Cumulative; Non-Waiver; etc.

      The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

      Section 12.1 Appointment.

      Each of the Lenders hereby irrevocably designates and appoints Bank of America, N. A. as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes Bank of America, N.A. as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

      Section 12.2 Delegation of Duties.

      The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

      Section 12.3 Exculpatory Provisions.

      Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries.

      Section 12.4 Reliance by the Administrative Agent.

      The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.9. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Documents, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

      Section 12.5 Notice of Default.

      The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

      Section 12.6 Non-Reliance on the Administrative Agent and Other Lenders.

      Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers or any of their Subsidiaries which may come into the possession of the Administrative Agent or

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

any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

      Section 12.7 Indemnification.

      The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Term Loan Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Term
Loan) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Term Loan and all other amounts payable hereunder and the termination of this Agreement.

      Section 12.8 The Administrative Agent in Its Individual Capacity.

      The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

      Section 12.9 Resignation of the Administrative Agent; Successor Administrative Agent.

      Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent

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

shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      Section 12.10 Other Agents.

      None of the Lenders identified on the facing page, in the introductory paragraph or on the signature pages to this Agreement as a Syndication Agent or Documentation Agent, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE XIIII

                                  MISCELLANEOUS

      Section 13.1 Notices.

            (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term "writing" shall include information in electronic format such as electronic mail and internet web pages), or by telephone subsequently confirmed in writing. Any notice shall be effective if: (i) delivered by hand delivery (ii) sent via electronic mail, provided that the party sending such electronic mail does not receive notice that such electronic mail has failed to reach the Person or Persons to whom such notice is to be given, (iii) posting on an internet web page accessible by the Person or Persons to whom the notice is to be given, immediately following notice of such posting by electronic mail, (iv) telecopy, (v) recognized overnight courier service or (vi) certified mail, return receipt requested, and shall be presumed to be received by a party hereto (a) on the date of delivery if delivered by hand or sent by electronic mail as provided in (ii) above, posting on an internet web page as provided in (iii) above, telecopy, (b) on the next Business Day if sent by recognized overnight courier service and (c) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

            (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

            If to the Borrowers:        Belk, Inc.
                                        2801 West Tyvola Road

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

                                        Charlotte, North Carolina 28217-4500
                                        Attention: Brian Marley
                                        Chief Financial Officer
                                        Telephone No.: (704)426-8250
                                        Telecopy No.:  (704)357-8052

            With copies to:             Belk Stores Services, Inc.
                                        Legal Department
                                        2801 West Tyvola Road
                                        Charlotte, North Carolina 28217-4500
                                        Attention: General Counsel
                                        Telephone No.: (704) 426-8403
                                        Telecopy No.: (704) 357-1883

            If to Bank of America, N.A.
            as Administrative Agent:    Bank of America, N.A.
                                        100 N. Tryon Street
                                        NC1-007-14-24
                                        Charlotte, North Carolina 28255
                                        Attention: Judy D. Payne
                                        Telephone No.:(704)386-2941
                                        Telecopy No.: (704)409-0310

            With copies to:             Moore & Van Allen, PLLC
                                        100 N. Tryon Street
                                        Suite 4700
                                        Charlotte, North Carolina 28202-4006
                                        Attention: Wayne McKinzie
                                        Telephone No.: (704)331-1061
                                        Telecopy No.:  (704)378-2061

            If to any Lender:           To the address set forth in the
                                        Register.

            (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Company and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

      Section 13.2 Expenses; Indemnity.

      The Borrowers will (a) pay all reasonable out-of-pocket expenses (including, without limitation, all costs of electronic or internet distribution of any information hereunder) of the Administrative Agent and Wachovia Bank, National Association in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket

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

syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and Wachovia Bank, National Association and
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding, enforcing any Obligations of, or collecting any payments due from, any Borrower or by reason of an Event of Default; consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and
(c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto, and whether or not any such claim, investigation, litigation or other proceeding is brought or otherwise instituted by any Borrower or any third party) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred herein or therein or the transactions contemplated hereby or thereby, including, without limitation, reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

      Section 13.3 Set-off.

      In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.9 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of any Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured. Notwithstanding the preceding sentence, each Lender agrees to notify the Company and the Administrative Agent

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

after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

      Section 13.4 Governing Law.

      This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

      Section 13.5 Jurisdiction and Venue.

            (a) Jurisdiction. The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina (and any courts from which an appeal from any of such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Borrower or its properties in the courts of any other jurisdictions.

            (b) Venue. The Borrowers hereby irrevocably waive any objection they may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Agreement, any other Loan Document or the rights and obligations of the parties hereunder or thereunder. The Borrowers irrevocably waive, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

      Section 13.6 Reversal of Payments.

      To the extent any Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

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

      Section 13.7 Injunctive Relief; Punitive Damages.

            (a) The Borrowers recognize that, in the event a Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

            (b) The Administrative Agent, the Lenders and the Company (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, whether such dispute is resolved through arbitration or judicially.

      Section 13.8 Accounting Matters.

      Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance therewith.

      Section 13.9 Successors and Assigns; Participations.

            (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Assignment by Lenders. Each Lender may, in the ordinary course of its business and in accordance with Applicable Law, sell or assign to any Lender or any Affiliate of a Lender and with the consent of the Company (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld or delayed, assign to one or more other Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a

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

      portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                  (ii) if less than all of the assigning Lender's Term Loan
            Commitment is to be assigned, the Term Loan Commitment so assigned shall not be less than $1,000,000;

                  (iii) the assignee shall have delivered to the Administrative
            Agent all United States Internal Revenue Service Forms required pursuant to Section 4.11(e) and all of the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

                  (iv) where consent of the Company to an assignment to a
            assignee is required hereunder, the Company shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Company prior to such fifth (5th) Business Day;

                  (v) such assignment shall not, without the consent of the
            Company, require any Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                  (vi) the assigning Lender shall pay to the Administrative
            Agent an assignment fee in the amount as set forth in Schedule 13.9 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

      Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof (unless otherwise agreed to by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

            (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee

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

      thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

            (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the name and address of each Lender, the amount of the Term Loan Commitment with respect to each Lender from time to time and the amount of Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes (if applicable) subject to such assignment and (if applicable) the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

                  (i)   accept such Assignment and Acceptance;

                  (ii) record the information contained therein in the Register;

                  (iii) give prompt notice thereof to the Lenders and the
            Company; and

                  (iv) promptly deliver a copy of such Assignment and Acceptance to the Company.

      Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee (to the extent requested thereby) in amounts equal to the Term Loan Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender (to the extent requested thereby) in an amount equal to the Term Loan Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Company.

            (f) Participations. Each Lender may, without notice to and without the consent of the Borrowers (except that the Borrowers' consent may be required in accordance with the last paragraph of this clause (f)) or the Administrative Agent, in the ordinary course of its commercial banking business and in accordance with Applicable Law, sell participations to one or more banks or other entities in all or a portion of its

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

      rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

                  (i) each such participation shall be in an amount not less than $1,000,000;

                  (ii) such Lender's obligations under this Agreement
            (including, without limitation, its Term Loan Commitment) shall remain unchanged;

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                  (v) the Borrowers, the Administrative Agent and the other
            Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the Term Loan Commitment, reduce the amount of any fees to which such participant is entitled or extend any scheduled payment date for principal of any Loan; and

                  (vii) any such disposition shall not, without the consent of the Company, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

      The Borrowers agree that each participant shall be entitled to the benefits of Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11 and Section 13.2 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 13.9; provided that a participant shall not be entitled to receive any greater payment under
Section 4.7, Section 4.8, Section 4.9, Section 4.10, and Section 4.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrowers' prior written consent and such participant shall have delivered to the Administrative Agent all United States Internal Revenue Service Forms required pursuant to Section 4.11(e).

            (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents (or any Hedging Agreement with a Lender or the Administrative Agent) in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent and each of the institutions identified on the cover page hereof as "Co-Lead Arrangers" may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent or any Lender may disclose any such information to the extent such disclosure is
      (i) required by law or requested or required pursuant to any legal process, (ii) requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including, without limitation, the National Association of Insurance Commissioners), (iii) used in any suit, action or proceeding for the purpose of defending itself, reducing its liability or protecting any of its claims, rights, remedies or interests under or in connection with the Loan Documents (or any Hedging Agreement with a Lender or the Administrative Agent) or (iv) otherwise consented to by the Company. The Administrative Agent or any Lender may, in connection with any sale, proposed sale, assignment, proposed assignment, participation or proposed participation pursuant to this
      Section 13.9, disclose to the assignee, participant, proposed assignee, proposed participant or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant, proposed participant or professional advisor shall agree to be bound by the provisions of this Section 13.9(g).

            (h) Certain Pledges or Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement or any other Loan Document to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender form any of its obligations hereunder or substitute such pledgee or assignee for such Lender as a party hereto.

      Section 13.10 Amendments, Waivers and Consents.

      Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall (a) increase the aggregate Term Loan Commitments or increase the amount of the Loans, (b) reduce the rate of interest or fees payable on any Loan, (c) reduce or forgive the principal amount of any Loan, (d) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan or any fee or commission with respect thereto, (e) permit any subordination of the principal or interest on any Loan, (f) release any Borrower from the Obligations (other than Hedging Obligations) hereunder, (g) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of a Borrower's rights and obligations hereunder or (h)

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

amend the provisions of this Section 13.10 or the definition of Required Lenders, in each case without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article XII shall be made without the written consent of the Administrative Agent.

      Section 13.11 Performance of Duties.

      The Borrowers' obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrowers at their sole cost and expense.

      Section 13.12 All Powers Coupled with Interest.

      All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Term Loan Commitments remain in effect or the Credit Facility has not been terminated.

      Section 13.13 Survival of Indemnities.

      Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

      Section 13.14 Titles and Captions.

      Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

      Section 13.15 Severability of Provisions.

      Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 13.16 Counterparts.

      This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

      Section 13.17 Term of Agreement.

      This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Term Loan Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

      Section 13.18 Advice of Counsel.

      Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

      Section 13.19 No Strict Construction.

      The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      Section 13.20 Inconsistencies with Other Documents: Independent Effect of Covenants.

            (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.

            (b) The Borrowers expressly acknowledge and agree that each covenant contained in Articles VIII, IX, or X hereof shall be given independent effect. Accordingly, the Borrowers shall not engage in any transaction or other act otherwise prohibited under any covenant contained in Articles VIII, IX, or X if, before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Articles VIII, IX, or X.

                           [Signature pages to follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]                      BELK, INC., as a Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      BELK ADMINISTRATION COMPANY, as a
                                      Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      BELK INTERNATIONAL, INC., as a Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      BELK STORES SERVICES, INC., as a Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      BELK-SIMPSON COMPANY, GREENVILLE,
                                      SOUTH CAROLINA, as a Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      [Signature Pages Continue]

                                                               SIGNATURE PAGE TO
                                                         BRIDGE CREDIT AGREEMENT
                                                                      BELK, INC.

                                      THE BELK CENTER, INC., as a Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      UNITED ELECTRONIC SERVICES, INC., as a
                                      Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      BELK ACCOUNTS RECEIVABLE LLC, as a
                                      Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      BELK STORES OF VIRGINIA LLC, as a
                                      Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      BELK GIFT CARD COMPANY LLC, as a
                                      Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      [Signature Pages Continue]

                                                               SIGNATURE PAGE TO
                                                         BRIDGE CREDIT AGREEMENT
                                                                      BELK, INC.

                                      BELK MERCHANDISING, LLC, as a Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      BELK TEXAS HOLDINGS LLC, as a Borrower

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                      BELK TEXAS LP, as a Borrower

                                      By: Belk, Inc., its General Partner

                                      By: /s/ Brian T. Marley
                                          --------------------------------------
                                          Name: Brian T. Marley
                                          Title: Executive Vice President

                                                               SIGNATURE PAGE TO
                                                         BRIDGE CREDIT AGREEMENT
                                                                      BELK, INC.

                                      BANK OF AMERICA, N.A., as Administrative
                                      Agent and Lender

                                      BY: /s/ Douglas J. Bolt
                                          --------------------------------------
                                          Name: Douglas J. Bolt
                                          Title: Vice President

                                                               SIGNATURE PAGE TO
                                                         BRIDGE CREDIT AGREEMENT
                                                                      BELK, INC.

                                      WACHOVIA BANK, NATIONAL ASSOCIATION
                                      as Lender

                                      By: /s/ Doug Boothe
                                          --------------------------------------
                                          Name: Doug Boothe
                                          Title: Director

                                                               SIGNATURE PAGE TO
                                                         BRIDGE CREDIT AGREEMENT
                                                                      BELK, INC.

                                    EXHIBIT A
                                     to the
                             Bridge Credit Agreement
                            dated as of July 5, 2005
                                  by and among
                                   BELK, INC.,
                  the Subsidiaries of Belk, Inc. party thereto,
                                  as Borrowers,
                           the Lenders party thereto,
                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,
                        BANC OF AMERICA SECURITIES LLC,
                                       and
                         WACHOVIA CAPITAL MARKETS, LLC,
                             as Joint Lead Arrangers
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                              as Sole Book Manager

                                FORM OF TERM NOTE

                                    TERM NOTE

$____________                                       __________ ___, ____________

      FOR VALUE RECEIVED, the undersigned, BELK, INC., a corporation organized under the laws of Delaware (the "Company"), and the Subsidiaries of the Company listed on the signature pages hereto (each a "Borrower" and together, the "Borrowers") hereby jointly and severally promise to pay to the order of ___________________________________________________, (the "Lender"), at the
place and times provided in the Credit Agreement referred to below, the principal sum of ________________________ DOLLARS ($______________) or, if less, the principal amount of all Term Loans made by the Lender from time to time pursuant to that certain Bridge Credit Agreement, dated as of July 5, 2005 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Borrowers, the Lenders who are or may become a party thereto (collectively, the "Lenders") and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

      The unpaid principal amount of this Term Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal and interest on this Term Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

      This Term Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Note and on which such Obligations may be declared to be immediately due and payable.

      THIS TERM NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

      The Debt evidenced by this Term Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

      The Borrowers hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Note.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the undersigned have executed this Term Note under seal as of the day and year first above written.

[CORPORATE SEAL]                   BELK, INC., as a Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   BELK ADMINISTRATION COMPANY, as a Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   BELK INTERNATIONAL, INC., as a Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   BELK STORES SERVICES, INC., as a Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   BELK-SIMPSON COMPANY, GREENVILLE,
                                   SOUTH CAROLINA, as a Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   THE BELK CENTER, INC, as a Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   UNITED ELECTRONIC SERVICES, INC., as a
                                   Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   BELK ACCOUNTS RECEIVABLE LLC, as a Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   BELK STORES OF VIRGINIA LLC, as a Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   BELK GIFT CARD COMPANY LLC, as a Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   BELK MERCHANDISING, LLC, as a Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   BELK TEXAS HOLDINGS LLC, as a Borrower

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   BELK TEXAS LP, as a Borrower

                                   By: Belk, Inc., its General Partner

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                    EXHIBIT B
                                     to the
                             Bridge Credit Agreement
                             dated as of July 5, 2005
                                  by and among
                                   BELK, INC.,
                  the Subsidiaries of Belk, Inc. party thereto,
                                  as Borrowers,
                           the Lenders party thereto,
                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,
                        BANC OF AMERICA SECURITIES LLC,
                                       and
                         WACHOVIA CAPITAL MARKETS, LLC,
                            as Joint Lead Arrangers
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                              as Sole Book Manager

                           FORM OF NOTICE OF BORROWING

                               NOTICE OF BORROWING

                               Dated as of: ______

Bank of America, N.A.,
 as Administrative Agent
100 N. Tryon Street
NC1-007-14-24
Charlotte, North Carolina 28255
Attention: Judy D. Payne

Ladies and Gentlemen:

      This irrevocable Notice of Borrowing is delivered to you pursuant to the Bridge Credit Agreement dated as of July 5, 2005 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Belk, Inc., a Delaware corporation (the "Company"), the Subsidiaries of the Company listed on the signature pages thereto (each a "Borrower" and together, the "Borrowers"), the lenders party thereto (the "Lenders") and Wachovia Bank, National Association, as Administrative Agent.

      1. The Borrowers hereby request that the Lenders make a Term Loan to the Borrowers in the aggregate principal amount of $______________________. (Complete with an amount in accordance with Section 2.3(a) of the Credit Agreement.)

      2. The Borrowers hereby request that such Loan be made on the following Business Day:________________________________. (Complete with a Business Day in accordance with Section 2.3(a) of the Credit Agreement).

      3. The Borrowers hereby request that the Term Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                                    INTEREST PERIOD    TERMINATION DATE FOR
COMPONENT                               (LIBOR           INTEREST PERIOD
 OF LOAN         INTEREST RATE        RATE ONLY)         (IF APPLICABLE)
---------     -------------------   ---------------    --------------------
              [Base Rate or LIBOR
              Rate]

      4. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

      5. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the ______day of_____________,______.

                              BELK, INC., on behalf of itself and the other Borrowers

                              By: ______________________________________________
                                  Name:_________________________________________
                                    Title:

                                    EXHIBIT C
                                     to the
                             Bridge Credit Agreement
                            dated as of July 5, 2005
                                  by and among
                                   BELK, INC.,
                  the Subsidiaries of Belk, Inc. party thereto,
                                  as Borrowers,
                           the Lenders party thereto,
                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,
                        BANC OF AMERICA SECURITIES LLC,
                                       and
                         WACHOVIA CAPITAL MARKETS, LLC,
                            as Joint Lead Arrangers
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                              as Sole Book Manager

                     FORM OF NOTICE OF ACCOUNT DESIGNATION

                          NOTICE OF ACCOUNT DESIGNATION

                          Dated as of:________________

Bank of America, N.A.,
 as Administrative Agent
100 N. Tryon Street
NC1-007-14-24
Charlotte, North Carolina 28255
Attention: Judy D. Payne

Ladies and Gentlemen:

      This Notice of Account Designation is delivered to you under Section 2.3(b) of the Bridge Credit Agreement dated as of July 5, 2005 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Belk, Inc., a Delaware corporation (the "Company"), the Subsidiaries of the Company listed on the signature pages thereto (each a "Borrower" and together, the "Borrowers"), the lenders party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent.

      1. The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                    _________________________________________
                    ABA Routing Number: _____________________
                    Account Number: _________________________

      2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

      3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the ___________ day of ____________, 2005.

                           BELK, INC., on behalf of itself and the other
                           Borrowers

                           By: _________________________________________________
                               Name: ___________________________________________
                               Title: __________________________________________

                                    EXHIBIT D
                                     to the
                             Bridge Credit Agreement
                            dated as of July 5, 2005
                                  by and among
                                   BELK, INC.,
                  the Subsidiaries of Belk, Inc. party thereto,
                                  as Borrowers,
                           the Lenders party thereto,
                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,
                        BANC OF AMERICA SECURITIES LLC,
                                       and
                         WACHOVIA CAPITAL MARKETS, LLC,
                            as Joint Lead Arrangers
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                              as Sole Book Manager

                           FORM OF NOTICE OF REPAYMENT

                               NOTICE OF REPAYMENT

                               Dated as of: ______

Bank of America, N.A.,
100 N. Tryon Street
NC1-007-14-24
Charlotte, North Carolina 28255
Attention: Judy D. Payne

Ladies and Gentlemen:

      This irrevocable Notice of Repayment is delivered to you under Section 2.4(c) of the Bridge Credit Agreement dated as of July 5, 2005 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Belk, Inc., a Delaware corporation (the "Company"), the Subsidiaries of the Company listed on the signature pages thereto (each a "Borrower" and together, the "Borrowers"), the lenders party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent.

      1. The Borrowers hereby provide notice to the Administrative Agent that they shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:__________________________________________. (Complete with an amount in accordance with Section 2.4 of the Credit Agreement.)

      2. The Loan to be prepaid is a Term Loan.

      3. The Borrowers shall repay the Term Loan on the following Business Day:
______________________. (Complete with a Business Day at least one (1) Business Day subsequent to the date of this Notice of Repayment with respect to any Base Rate Loan and three (3) Business Days subsequent to date of this Notice of Repayment with respect to any LIBOR Rate Loan.)

      4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this Notice of Repayment as of the ________ day of ____________, ________.

                             BELK, INC., on behalf of itself and the other Borrowers

                             By: _______________________________________________
                                 Name: _________________________________________
                                 Title: ________________________________________

                                    EXHIBIT E
                                     to the
                             Bridge Credit Agreement
                            dated as of July 5, 2005
                                  by and among
                                   BELK, INC.,
                  the Subsidiaries of Belk, Inc. party thereto,
                                  as Borrowers,
                           the Lenders party thereto,
                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,
                        BANC OF AMERICA SECURITIES LLC,
                                       and
                         WACHOVIA CAPITAL MARKETS, LLC,
                            as Joint Lead Arrangers
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                              as Sole Book Manager

                   FORM OF NOTICE OF CONVERSION/CONTINUATION

                        NOTICE OF CONVERSION/CONTINUATION

                          Dated as of: _______________

Bank of America, N.A.,
100 N. Tryon Street
NC1-007-14-24
Charlotte, North Carolina 28255
Attention: Judy D. Payne

Ladies and Gentlemen:

      This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 4.2 of the Bridge Credit Agreement dated as of July 5, 2005 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Belk, Inc., a Delaware corporation (the "Company"), the Subsidiaries of the Company listed on the signature pages thereto (each a "Borrower" and together, the "Borrowers"), the lenders party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent.

      1. This Notice is Submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

            [ ] Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

            (a) The aggregate outstanding principal balance of such Loan is $_________________.

            (b) The principal amount of such Loan to be converted is $_________________.

            (c)   The requested effective date of the conversion of such Loan is
                  __________________.

            (d) The requested Interest Period applicable to the converted Loan is _______________.

            [ ]   Converting a portion of libor Rate Loan into a Base Rate Loan

            (a) The aggregate outstanding principal balance of such Loan is $ ________________.

            (b)   The last day of the current Interest Period for such Loan is
                  __________________.

            (c) The principal amount of such Loan to be converted is $ __________________.

            (d)   The requested effective date of the conversion of such Loan is
                  __________________.

            [ ] Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

            (a)   The aggregate outstanding principal balance of such Loan is

                  $ ________________.

            (b)   The last day of the current Interest Period for such Loan is
                  __________________.

            (c) The principal amount of such Loan to be continued is $ ________________.

            (d) The requested effective date of the continuation of such Loan is _______________.

            (e) The requested Interest Period applicable to the continued Loan is _______________.

      2. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

      3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the _____________ day of ________________, ______.

                                   BELK, INC., on behalf of itself and the other Borrowers

                                   By: _________________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                    EXHIBIT F
                                     to the
                             Bridge Credit Agreement
                            dated as of July 5, 2005
                                  by and among
                                   BELK, INC.,
                  the Subsidiaries of Belk, Inc. party thereto,
                                  as Borrowers,
                           the Lenders party thereto,
                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,
                        BANC OF AMERICA SECURITIES LLC,
                                       and
                         WACHOVIA CAPITAL MARKETS, LLC,
                            as Joint Lead Arrangers
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                              as Sole Book Manager

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

                        OFFICER'S COMPLIANCE CERTIFICATE

      The undersigned, on behalf of Belk, Inc. (the "Company"), and on behalf of the Subsidiaries of the Company listed on the signature pages to the Credit Agreement referred to below (each a "Borrower" and together, the "Borrowers"), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

      1. This Certificate is delivered to you pursuant to Section 7.2 of the Bridge Credit Agreement dated as of July 5, 2005 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrowers, the lenders party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

      2. I have reviewed the financial statements of the Borrowers and their Subsidiaries dated as of ___________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrowers and their Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

      3. I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrowers and their Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].

      4. The Applicable Margin and calculations determining such figure are set forth on the attached Schedule 1 and the Borrower and its Subsidiaries are in compliance with the financial covenants contained in Article IX of the Credit Agreement as shown on such Schedule 1 and the Borrowers and their Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

                            [Signature Page Follows]

      WITNESS the following signature as of the_________________day of _______________,________.

                               BELK, INC., on behalf of itself and the other Borrowers

                               By: _____________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________

                                   Schedule 1
                                       to
                        Officer's Compliance Certificate

    [TO BE PROVIDED BY BORROWER IN FORM ACCEPTABLE TO ADMINISTRATIVE AGENT]

                                    EXHIBIT G
                                     to the
                             Bridge Credit Agreement
                             dated as of July 5, 2005
                                  by and among
                                   BELK, INC.,
                  the Subsidiaries of Belk, Inc. party thereto,
                                  as Borrowers,
                           the Lenders party thereto,
                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,
                        BANC OF AMERICA SECURITIES LLC,
                                       and
                         WACHOVIA CAPITAL MARKETS, LLC,
                            as Joint Lead Arrangers
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                              as Sole Book Manager

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                            ASSIGNMENT AND ACCEPTANCE

                             Dated as of: __________

      Reference is made to the Bridge Credit Agreement dated as of July 5, 2005 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement") by and among Belk, Inc., a corporation organized under the laws of the state of Delaware (the "Company") and the subsidiaries of the Company who are or may become party thereto (together with the Company, the "Borrowers"), the lenders who are or may become party thereto (collectively, the "Lenders") and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as in the Credit Agreement.

      ____________________________(the "Assignor") and ___________________(each an "Assignee", and collectively, the "Assignees") agree as follows:

      SECTION 1. The Assignor hereby sells and assigns to each Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a percentage interest in and to the Assignor's interest, rights and obligations with respect to its Term Loan Commitment and Term Loans and, from and after the Effective Date, all of the Assignor's corresponding interests, rights and obligations under the Credit Agreement and other Loan Documents, such that the Term Loan Commitment and Term Loan Commitment Percentage of the Assignees and the Assignor as of the Effective Date shall be as set forth on Schedule 2 attached hereto. This Assignment and Acceptance is entered pursuant to, and authorized by Section 13.9 of the Credit Agreement.

      SECTION 2. The Assignor (a) represents that, as of the date hereof, its Term Loan Commitment Percentage and Term Loans (unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement are as set forth on Schedule 1 attached hereto (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or their Subsidiaries or the performance or observance by the Borrowers or their Subsidiaries of any of their obligations under the Credit Agreement or any other instrument or document furnished or executed pursuant thereto; and (d) to the extent either the Assignor or Assignee requests a Note or Notes, attaches the applicable Note(s) delivered to it under the Credit Agreement and requests that the Borrowers exchange such Note(s) for new Notes payable to each of the Assignor and the Assignee as follows:

      Term Loan Note
      Payable to the Order of:            Principal Amount of Note:

      _______________________                  $ ___________

      _______________________                  $ ___________

      SECTION 3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to such Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (g) agrees that any information disclosed by or on behalf of the Borrowers and any information obtained pursuant to the provisions of, or in connection with, the Credit Agreement shall be used solely for purposes of the Credit Agreement and not in any other manner, and, if such information is not otherwise in the public domain, shall not be disclosed to any other Person except in accordance with the provisions of Section 13.9(g) of the Credit Agreement.

      SECTION 4. The effective date for this Assignment and Acceptance shall be ____________________, ________(the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered with copies of all tax forms required pursuant to Section 4.11(e) of the Credit Agreement, if applicable, to the Administrative Agent for consent by the Borrowers and the Administrative Agent, if required under Section 13.9 of the Credit Agreement and acceptance and recording in the Register.

      SECTION 5. Upon such consents, acceptance, recording and delivery of tax forms, if applicable, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except, with respect to any assignment of all of the Assignor's interest, rights and obligations with respect to its Extensions of Credit under the Credit Agreement, indemnification and reimbursement rights relating to the periods during which such Assignor was a Lender party to the Credit Agreement) and be released from its obligations under the Credit Agreement and the other Loan Documents.

      SECTION 6. Upon such consents, acceptance, recording and delivery of tax forms, if applicable, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

      SECTION 7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

      SECTION 8. This Assignment and Acceptance may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

                                 ASSIGNOR:

                                 [____________________]

                                 By: ___________________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                                 Wiring Instructions:

                                 Bank of America, N.A.
                                 [BANK OF AMERICA WIRING INSTRUCTIONS]

                           [SIGNATURE PAGES CONTINUE]

                                 ASSIGNEES:

                                 _______________________________

                                 By: ___________________________

                                 By: ___________________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                           [SIGNATURE PAGES CONTINUE]

To the Extent Required by the Credit Agreement, Acknowledged and Consented to on behalf of the Borrowers:

                                 BELK, INC.

                                 By: ___________________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                           [SIGNATURE PAGES CONTINUE]

To the Extent Required by the Credit Agreement, Consented to and Accepted:

                                 BANK OF AMERICA, N.A., as Administrative Agent

                                 By: ___________________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                                   Schedule 1

Lender     Term Loan Commitment($)    Term Loan Commitment Percentage (%)
------     -----------------------    -----------------------------------
                $ ___________                    ____________ %

                                   Schedule 2

Lender     Term Loan Commitment($)    Term Loan Commitment Percentage (%)
------     -----------------------    -----------------------------------
                $ ___________                    ____________ %
                $ ___________                    ____________ %
TOTALS          $ ___________                    ____________ %